UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
Schedule 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Karat Packaging Inc.
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Karat®

PACKAGING

2022 ANNUAL MEETING OF SHAREHOLDERS PROXY STATEMENT

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Karat Packaging Inc.
6185 Kimball Avenue
Chino, California 91708
April 29, 2022
Dear Fellow Karat Stockholder:
We are pleased to invite you to join us at the 2022 Annual Meeting of Stockholders of Karat Packaging Inc. ("Karat") to be held on June 23, 2022 at 3:00 p.m. Pacific Time, at the offices of Karat Packaging Inc., 6185 Kimball Avenue, Chino, CA 91708.
The accompanying Notice of Annual Meeting and Proxy Statement describe the specific matters to be voted upon at the Annual Meeting. We also will report on our business and provide an opportunity for you to ask questions of general interest.
Whether you own a few or many shares of Karat stock and whether or not you plan to attend the Annual Meeting in person, it is important that your shares be represented at the Annual Meeting. Your vote is important and we ask that you please cast your vote as soon as possible.
The Board of Directors recommends that you vote FOR the election of all the director nominees; FOR the ratification of the selection of BDO USA, LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2022; FOR the advisory approval of the Company’s executive compensation (“Say on Pay”); and ONE YEAR for the advisory approval of the frequency of future Say on Pay votes. Please refer to the accompanying Proxy Statement for detailed information on each of the proposals and the Annual Meeting.
Sincerely,
Alan Yu
Chairman and Chief Executive Officer
Karat Packaging Inc.

Karat Packaging Inc.
6185 Kimball Avenue
Chino, California 91708
NOTICE OF THE 2022 ANNUAL MEETING OF STOCKHOLDERS
To Stockholders of Karat Packaging Inc.:
The 2022 Annual Meeting of Stockholders of Karat Packaging Inc. will be held on June 23, 2022 at 3:00 p.m. Pacific Time, at the offices of Karat Packaging Inc., 6185 Kimball Avenue, Chino, CA 91708, for the following purposes, as more fully described in the accompanying proxy statement:
(1)Director Election Proposal — a proposal to elect five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified;
(2)Auditor Ratification Proposal — a proposal to ratify the selection of BDO USA, LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2022;
(3)Say on Pay Proposal — a proposal to obtain advisory approval of the Company’s executive compensation;
(4)Frequency of Say on Pay Proposal — a proposal to obtain advisory approval of the frequency of future Say on Pay votes; and
(5)To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
The close of business on April 14, 2022 has been fixed as the record date for the Annual Meeting (the "Record Date"). Only holders of record of Karat common stock on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
We cordially invite you to attend the Annual Meeting in person. Even if you plan to attend the Annual Meeting, we ask that you please cast your vote as soon as possible. As more fully described in the accompanying proxy statement, you may revoke your proxy and reclaim your right to vote at any time prior to its use.
Sincerely,
Alan Yu
Chief Executive Officer
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 23, 2022
The accompanying proxy statement and the 2021 Annual Report on Form 10-K are available at
http://investor.karatpackaging.com/

PROXY STATEMENT
TABLE OF CONTENTS

Page
PROXY STATEMENT..............................................................................................................................................................	1
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING...................................................................................	1
PROPOSAL 1: DIRECTOR ELECTION PROPOSAL ............................................................................................................	4
CORPORATE GOVERNANCE ...............................................................................................................................................	6
EXECUTIVE COMPENSATION .............................................................................................................................................	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT .............................................	12
PROPOSAL 2:AUDITOR RATIFICATION.............................................................................................................................	14
PROPOSAL 3: SAY ON PAY PROPOSAL..............................................................................................................................	15
PROPOSAL 4: SAY ON FREQUENCY……………...............................................................................................................	16
REPORT OF THE AUDIT COMMITTEE ...............................................................................................................................	17
AUDITORS FEES AND SERVICES .......................................................................................................................................	18
POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES ......................................................	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ......................................................................................	20
OTHER MATTERS ..................................................................................................................................................................	20

PROXY STATEMENT
This Proxy Statement contains information relating to the solicitation of proxies by the Board of Directors (the "Board") of Karat Packaging Inc. ("Karat" or the "Company," or "we," "us," and "our") for use at our 2022 Annual Meeting of Stockholders (the "Annual Meeting"). Our Annual Meeting will be held on June 23, 2022 at 3:00 p.m. Pacific Time, at the offices of Karat Packaging Inc., 6185 Kimball Avenue, Chino, CA 91708. If you will need directions to the Annual Meeting, or if you require special assistance at the Annual Meeting because of a disability, please contact Roland Au at (626)-965-8882 ext 145.
The close of business on April 14, 2022 has been fixed as the record date for the Annual Meeting (the "Record Date"). Only holders of record of Karat common stock on the Record Date are entitled to notice of, and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. As of the Record Date, there were 19,809,424 shares of common stock issued and outstanding and entitled to vote at the Annual Meeting. This proxy statement and form of proxy are first being mailed to stockholders on or about April 29, 2022.
QUESTIONS AND ANSWERS ABOUT OUR ANNUAL MEETING
What is the purpose of our 2022 Annual Meeting?
Our 2022 Annual Meeting will be held for the following purposes:
1.To elect five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, which we refer to as "Director Election Proposal";
2.To ratify the selection of BDO USA, LLP as the Company’s independent certified public accountants for the fiscal year ending December 31, 2022, which we refer to as "Auditor Ratification Proposal";
3.To obtain advisory approval of the Company's executive compensation ("Say on Pay"), which we refer to as "Say on Pay Proposal";
4.To obtain advisory approval of the frequency of future Say on Pay votes; and
5.To transact any other business that is properly presented at the Annual Meeting or any adjournments or postponements of the Annual Meeting.
In addition, senior management will report on our business and respond to your questions of general interest regarding the Company.
How can I attend the Annual Meeting?
You are entitled to attend the Annual Meeting only if you were a Karat stockholder as of the Record Date or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If your shares are held by a brokerage firm, bank, or a trustee, you should provide proof of beneficial ownership as of the Record Date, such as a bank or brokerage account statement or other similar evidence of ownership. Even if you plan to attend the Annual Meeting, please cast your vote as soon as possible.
What are the voting rights of Karat stockholders?
Each stockholder of common stock is entitled to one vote for each share of common stock owned by that stockholder on the Record Date.
What constitutes a quorum?
The presence in person or by proxy of the holders of 9,904,713 of the shares issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum with respect to all matters presented. If you submit a properly executed proxy or voting instruction card, your shares will be considered part of the quorum, even if you abstain from voting or withhold authority to vote as to a particular proposal. Pursuant to our Amended and Restated Bylaws we will not consider as present for purposes of determining whether a quorum exists any shares represented by "broker non-votes."
What are "broker non-votes?"
"Broker non-votes" occur when shares held by a brokerage firm are not voted with respect to a proposal because the firm has not received voting instructions from the stockholder and the firm does not have the authority to vote the shares in its discretion. Under Nasdaq rules, all proposals to be presented at the Annual Meeting are non-routine and as such a broker does not have the discretion to vote on the Director Election Proposal nor the Say on Pay Proposal, if such broker has not received instructions from the beneficial owner of the shares represented.
Will my shares be voted if I do not provide my proxy?
If your shares are held by a brokerage firm and you do not provide the firm specific voting instructions, such firm will not have the authority to vote your shares, and your shares will not be voted, and will be considered "broker non-votes," with respect to all proposals to be presented at the Annual Meeting. Therefore, we urge you to provide voting instructions so that your shares will be voted. If you hold your shares directly in your own name, your shares will not be voted unless you provide a proxy or fill out a written ballot in person at the Annual Meeting.
How do I vote?
Karat stockholders of record on April 14, 2022 may submit their proxies as follows:
•By mail, by marking, signing, and dating the enclosed proxy card and returning it in the postage-paid envelope provided or returning it pursuant to the instructions provided in the proxy card.
If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.
To vote in person:
•If you are a registered holder, attend our Annual Meeting, bring valid photo identification, and deliver your completed proxy card or ballot in person; or
•If you hold your shares in street name, attend our Annual Meeting, bring valid photo identification, and obtain a legal proxy from your bank or broker to vote the shares that are held for your benefit, attach it to your completed proxy card and deliver it in person.
Can I change my vote after I have voted?
You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. You may vote again on a later date by signing and mailing a new proxy card with a later date, or by attending the Annual Meeting and voting in person (only your latest proxy submitted prior to the Annual Meeting will be counted). However, your attendance at the Annual Meeting will not automatically revoke your proxy unless you vote again at the Annual Meeting or specifically request in writing that your prior proxy be revoked.
What vote is required to approve each proposal at the Annual Meeting?
Proposal 1 — Director Election Proposal.
The vote required to elect our five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Withheld votes will have the same effect as a vote against a director. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 2 — Auditor Ratification Proposal.
The vote required for the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Auditor Ratification Proposal.
Proposal 3 — Say on Pay Proposal.
The vote required to approve the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. Abstentions will have the same effect as a vote against this proposal. Broker non-votes will have no effect on the outcome of this proposal.
Proposal 4 — Frequency of Say on Pay Proposal.

The option receiving the highest number of votes will be deemed to be the preferred frequency of our stockholders. The Board recommends the selection of “ONE YEAR” as your preference for the frequency with which stockholders are provided an advisory vote on Say on Pay.
How does the Board recommend I vote on the proposals?
The Board recommends that you vote:
•FOR Proposal 1: the Director Election Proposal.
•FOR Proposal 2: Auditor Ratification Proposal.
•FOR Proposal 3: the Say on Pay Proposal.
•ONE YEAR Proposal 4: the Frequency of Say on Pay Proposal.
How will the persons named as proxies vote?
If you complete and submit a proxy, the persons named as proxies will follow your voting instructions. If you submit a proxy but do not provide instructions or if your instructions are unclear, the persons named as proxies will vote your shares in accordance with the recommendations of the Board, as set forth above.
With respect to any other proposal that properly comes before the Annual Meeting, the persons named as proxies will vote as recommended by our Board or, if no recommendation is given, in their own discretion.
Who will pay for the cost of soliciting proxies?
We will pay for the cost of soliciting proxies. Our directors, officers, and other employees, without additional compensation, may also solicit proxies personally or in writing, by telephone, e-mail, or otherwise. As is customary, we will reimburse brokerage firms, fiduciaries, voting trustees, and other nominees for forwarding our proxy materials to each beneficial owner of common stock held of record by them.

PROPOSAL 1: DIRECTOR ELECTION PROPOSAL
Our Board currently consists of five members. Upon the recommendation of our nominating and Governance ("N&CG") Committee, our Board has nominated the five persons listed below to stand for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified. Each nominee listed below is currently serving as a director and is willing and able to serve as a director of Karat.
Director Nominees
Below are the names of and certain information regarding our director nominees:

Name	Age	Position
Alan Yu	51	Chief Executive Officer and Chairman
Joanne Wang	49	Chief Operating Officer and Director
Paul Y. Chen	56	Director
Eric Chen	53	Director
Eve Yen	65	Director
Alan Yu co-founded the Company in 2000 and is our Chairman and Chief Executive Officer. Mr. Yu attended the University of California, Los Angeles. We believe that Mr. Yu is qualified to serve on our board of directors due to the perspective and experience he brings as our co-founder, Chairman and Chief Executive Officer, as well as one of our two largest stockholders.
Joanne Wang joined our Board in 2021. Ms. Wang joined the Company in 2003 and was appointed our Chief Operating Officer in December 2018. As Chief Operating Officer, Ms. Wang helps establish our pricing structure and sales training guidance. Before joining the Company, Ms. Wang started her career in telecommunications, and previously served as Vice President of Sales & Marketing at both Premiere Telemedia, Inc. and Pincity.com. Ms. Wang holds a B.A. in graphic design and visual communications from California State University, Los Angeles.
Paul Y. Chen joined our board of directors in January 2019 and serves as our lead independent director. Mr. Chen is a practicing CPA and is the managing partner and CEO of Chen & Fan Accountancy Corporation, specializing in financial audits, advisory, and income tax compliance for U.S. business entities, many of which are affiliated with multi-national groups with core operations in the Pacific Rim. Mr. Chen has over 30 years of experience in public accounting, serving industries including distribution, property management, banking, manufacturing, biotech, and R&D services. Prior to joining Chen & Fan Accountancy Corporation in 1999, Mr. Chen worked as an auditor and tax manager at Deloitte. He is an active participant in a number of community organizations and currently serves on the board of a number of community Chambers of Commerce and nonprofit organizations throughout Southern California, including on the audit and finance committees of Genesis LA Economic Growth Corporation, a Community Development Financial Institution. Mr. Chen received his MBA from the University of Southern California and B.S. from the University of California, Los Angeles. We believe that Mr. Chen is qualified to serve as a member of our board of directors based on his significant experience in public company accounting.
Eric Chen joined our board of directors in January 2019. Mr. Chen is the founder of the Law Offices of Eric K. Chen, which he founded in 1995. Mr. Chen’s professional experience centers on personal injury law, business litigation, and international corporate law. Mr. Chen assists U.S. and Chinese companies in finding joint ventures and mergers and acquisition partnerships. In addition, Mr. Chen has served as legal counsel for the California Acupuncture Medicine Association (CAMA), California Association of Acupuncture and Oriental Medicine (CAAOM), and Council of Acupuncture and Oriental Medicine Association (CAOMA). Mr. Chen is the co-founder and vice president of the Nevada Chinese Professionals and Business Association. Mr. Chen holds a J.D. from the Southwestern University School of Law. We believe that Mr. Chen is qualified to serve as a member of our board of directors based on his experience as a commercial litigator familiar with international transactions.
Eve Yen joined our board of directors in January 2019. Ms. Yen is the founder of Diamond Wipes International, Inc., a manufacturer of wet wipes based in Chino, California, which she founded in 1994. Ms. Yen serves on the board of the 100 Mile Club®, a grass-roots non-profit organization dedicated to helping children and families to achieve a healthy lifestyle through physical activity nationwide. Ms. Yen also served on Asian Pacific Community Fund (APCF)’s board of director, devoted to supporting small organizations and nurturing future leaders from minority communities. Ms. Yen holds an M.S. in Management Information Systems from New York

Institute of Technology. We believe that Ms. Yen is qualified to serve as a member of our board of directors based on her perspective and experience as CEO and founder of a California-based manufacturing company.
Board Diversity Matrix

(As of April 14, 2022)
Skills and Experience	Alan Yu	Joanne Wang	Paul Y. Chen	Eric Chen	Eve Yen
Executive Leadership	x	x	x	x	x
Industry Experience	x	x			x
Financial and Accounting			x
Strategy and Innovation	x	x			x
Risk Management			x	x	x
Law				x
Independence
Independent			x	x	x
Demographics
Age	51	49	56	53	65
Gender Identity	M	F	M	M	F
African American or Black
Alaskan Native or Native American
Asian	x	x	x	x	x
Hispanic or Latinx
Native Hawaiian or Pacific Islander
White
LGBTQ+
Vote Required and Board Recommendation
The vote required to elect our five directors, each for a term expiring at the next Annual Meeting or until their successors are duly elected and qualified, is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends that you vote "FOR" the election of each of the director nominees.

CORPORATE GOVERNANCE
Code of Business Conduct and Ethics and Corporate Governance Guidelines
Our Board is committed to sound corporate governance principles and practices. In February 2019, we adopted a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. Following this offering, a copy of the code will be posted on the investor section of our website. Amendments or waivers of our code of business conduct and ethics will be provided on our website www.karatpackaging.com within four business days following the date of the amendment or waiver.
The Company’s Corporate Governance Guidelines provide our board of directors with flexibility to select the appropriate leadership structure at a particular time based on what our board of directors determines to be in the best interests of the Company. The Company’s Corporate Governance Guidelines provide that our board of directors has no established policy with respect to combining or separating the offices of Chairman of the Board and principal executive officer.
Board of Directors
The business and affairs of our company are managed by or under the direction of the Board. The Board is currently composed of five members. Mr. Yu, our Chief Executive Officer, is also the Chairman of our board of directors. Our board of directors determined that, at the present time, having our Chief Executive Officer also serve as the Chairman of our board of directors provides us with optimally effective leadership and is in our best interests and those of our stockholders. Mr. Yu co-founded the Company, and our board of directors believes that Mr. Yu’s years of management experience in our industry as well as his extensive understanding of our business, operations, and strategy make him well qualified to serve as chairman of our board.
In January 2019, our board of directors appointed Paul Y. Chen to serve as our lead independent director. As lead independent director, Paul Y. Chen presides over periodic meetings of our independent directors, serves as a liaison between the chairman of our board of directors and the independent directors and performs such additional duties as our board of directors may otherwise determine and delegate.
The Board held one meeting and took three actions by unanimous written consent during the year ended December 31, 2021. In 2021, each person serving as a director attended at least 75% of the total number of meetings of our Board and any Board committee on which he served.
Our directors are expected to attend our Annual Meeting of Stockholders. Any director who is unable to attend our Annual Meeting is expected to notify the Chairman of the Board in advance of the Annual Meeting.
Board Committees
Our Board has an audit committee, a compensation committee and a nominating and corporate governance committee, each of which has the composition and the responsibilities described below. Our Board may from time to time establish other committees.
The Board will assess the effectiveness and contribution of each committee on an annual basis. These charters are available at http://investor.karatpackaging.com, and you may obtain a printed copy of any of these charters by sending a written request to: Investor Relations, Attn: Secretary, 6185 Kimball Avenue Chino, California 91708.
Audit Committee. We have a separately designated standing Audit Committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The members of our audit committee are Paul Y. Chen, Eve Yen and Eric Chen, each of whom is a non-employee and an independent member of our board of directors. Our audit committee chairperson, Mr. Paul Y. Chen, is our audit committee financial expert, as that term is defined under the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002, and possesses financial sophistication, as defined under the rules of The Nasdaq Global Market.
Our audit committee oversees our corporate accounting and financial reporting process and assists our board of directors in monitoring our financial systems. Our audit chairperson operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of The Nasdaq Global Market. Our board of directors has determined that each of Eve Yen, Paul Y. Chen and Eric Chen are independent for audit committee purposes, as that term is defined in the rules of the SEC and the applicable Nasdaq rules, and have sufficient knowledge in financial and auditing matters to serve on the audit committee.

Our audit committee:

•approves the hiring, discharging, replacement and compensation of our independent registered public accounting firm;
•oversees and evaluates the work of our independent registered public accounting firm;
•approves engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;
•reviews the qualifications, independence and performance of the independent registered public accounting firm;
•reviews our consolidated financial statements and review our critical accounting policies and estimates;
•reviews the adequacy and effectiveness of our internal controls;
•reviews the adequacy and effectiveness of our disclosure controls and procedures;
•reviews the adequacy and effectiveness of our legal, regulatory and ethical compliance programs;
•reviews our major financial risk exposures; and
•reviews and discuss with management and the independent registered public accounting firm the results of our annual audit, our quarterly consolidated financial statements and our publicly filed reports.

For a complete description of the Audit Committee's responsibilities, you should refer to the Audit Committee Charter listed on the Company's website. The Audit Committee held three meetings and took no action by unanimous written consent during the year ended December 31, 2021.
Compensation Committee. The members of our compensation committee are Eve Yen, Paul Y. Chen and Eric Chen. Ms. Yen is the chairperson of our compensation committee. Our compensation committee oversees our compensation policies, plans and benefits programs. Our compensation committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of The Nasdaq Global Market.
The compensation committee:

•reviews, recommends policies relating to, and approves compensation and benefits of our officers and non-employee directors;

•reviews and approves compensatory contracts or similar transactions or arrangements with our officers;

•reviews and approves corporate goals and objectives related to the compensation of our officers, and evaluate the performance of our officers in light of such goals and objectives;

•provides oversight of our overall compensation plans and benefits programs;

•reviews the succession planning for our officers; and

•makes recommendations regarding the establishment of and administer the issuance of stock options and other awards under our stock plans.
For a complete description of the Compensation Committee's responsibilities, you should refer to the Compensation Committee Charter on the Company's website. The Compensation Committee held two meetings and took one actions by unanimous written consent during the year ended December 31, 2021.
Nominating and Corporate Governance Committee. The members of our N&CG Committee are Eve Yen, Paul Y. Chen and Eric Chen. Mr. Eric Chen is the chairperson of our N&CG Committee. Our N&CG Committee oversees and assists our board of directors in reviewing and recommending nominees for election as directors. Our N&CG Committee operates under a written charter that specifies its duties and responsibilities and satisfies the applicable listing standards of The Nasdaq Global Market.
The nominating and corporate governance committee will:
•review, evaluate and make recommendations regarding the organization, composition, size and governance of the board of directors and its committees;

•assess the performance of members of the board of directors and make recommendations regarding committee and chair assignments;

•evaluate the independence of directors and director nominees;

•review our related party transaction policy and review and oversee all transactions between the Company and a related person for which review or oversight is required by applicable law;

•review actual and potential conflicts of interest of the members of our board of directors and our officers;

•recommend desired qualifications for board of directors membership and conduct searches for potential members of the board of directors;

•review and approve our Code of Business Conduct and Ethics; and

•develop, oversee, review and make recommendations with regard to our corporate governance guidelines.
For a complete description of the N&CG Committee's responsibilities, you should refer to the N&CG Committee Charter on the Company's website. The N&CG Committee held two meetings and took one action by unanimous written consent during the year ended December 31, 2021.
The N&CG Committee will consider all qualified director candidates identified by various sources, including members of the Board, management and stockholders. Candidates for directors recommended by stockholders will be given the same consideration as those identified from other sources. The N&CG Committee is responsible for reviewing each candidate's biographical information, meeting with each candidate and assessing each candidate's independence, skills and expertise based on a number of factors. While we do not have a formal policy on diversity, when considering the selection of director nominees, the N&CG Committee considers individuals with diverse backgrounds, viewpoints, accomplishments, cultural background and professional expertise, among other factors.

Board Leadership
The Board has no policy regarding the need to separate or combine the offices of Chairman of the Board ("Chairman") and Chief Executive Officer and instead the Board remains free to make this determination from time to time in a manner that seems most appropriate for the Company. The positions of Chairman and Chief Executive Officer are currently held by Alan Yu. The Board believes the Chief Executive Officer is in the best position to direct the independent directors' attention on the issues of greatest importance to the Company and its stockholders. Our overall corporate governance policies and practices combined with the strength of our independent directors and our internal controls minimize any potential conflicts that may result from combining the roles of Chairman and Chief Executive Officer.
Board Oversight of Enterprise Risk
The Board is actively involved in the oversight and management of risks that could affect the Company. This oversight and management is conducted primarily through the committees of the Board identified above, but the full Board has retained responsibility for general oversight of risks. The Audit Committee is primarily responsible for overseeing the risk management function, specifically with respect to management's assessment of risk exposures (including risks related to liquidity, credit, operations and regulatory compliance, among others), and the processes in place to monitor and control such exposures. The other committees of the Board consider the risks within their areas of responsibility. The Board satisfies its oversight responsibility through full reports by each committee chair regarding the committee's considerations and actions, as well as through regular reports directly from officers responsible for oversight of particular risks within the Company.
Director Independence
Our Board has determined that Eve Yen, Paul Y. Chen and Eric Chen, each of whom comprise our audit committee, compensation committee and N&CG Committee, satisfy the independence standards for those committees established by applicable SEC rules and the rules of The Nasdaq Global Market. In making this determination, our board of directors considered the relationships that each non-employee director has with us and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director. There are no family relationships among any of our directors or executive officers.
Communications with the Company and the Board
Stockholders may communicate with the Company through its Investor Relations Department by writing to Investor Relations, Attn: Secretary, 6185 Kimball Avenue Chino, California 91708.
Stockholders interested in communicating with our Board, any Board committee, any individual director, or any group of directors (such as our independent directors) should send written correspondence to Karat Packaging Inc. Board of Directors, Attn: Secretary, 6185 Kimball Avenue Chino, California 91708.
Stockholder Proposals for Next Year's Annual Meeting
Any stockholder who wishes to present a proposal for action at our next Annual Meeting of Stockholders, or to nominate a director candidate for our Board, must submit such proposal or nomination in writing to our Corporate Secretary at Karat Packaging Inc., 6185 Kimball Avenue Chino, California 91708. The proposal or nomination should comply with the time period and information requirements as set forth in our Amended and Restated Bylaws relating to stockholder business or stockholder nominations, respectively. To be eligible to present a proposal or nomination at the 2023 Annual Meeting, such proposal or nomination must be properly submitted to us as set forth in our Amended and Restated Bylaws and not earlier than February 23, 2023 nor later than March 24, 2023. Additionally, to comply with the SEC’s universal proxy rules (once effective), stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 24, 2023.
These requirements are separate from the SEC's requirements that a stockholder must meet in order to have a proposal included in our proxy statement. Stockholders interested in submitting a proposal for inclusion in the proxy statement for the 2023 Annual Meeting of Stockholders may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, stockholder proposals pursuant to SEC Rule 14a-8 must be received by our Corporate Secretary at the herein above address no later than March 24, 2023.

EXECUTIVE COMPENSATION
Executive and Director Compensation
Summary Compensation Table
The following table provides the compensation paid to our principal executive officer and other executive officers whose total compensation exceeded $100,000 for the years ended December 31, 2021 and December 31, 2020 ("named executive officers").

Name and Principal Position	Fiscal Year	Salary ($)	All Other Compensation ($)(1)	Option Awards ($) (2)	Stock Awards ($)(2)	Total ($)

Alan Yu	2021	250,000	—	—	—	250,000
Chief Executive Officer	2020	180,000	35,963	—	—	215,963
Jian Guo (3)	2021	—	—	—	—	—
Chief Financial Officer	2020	—	—	—	—	—
Ann T. Sabahat (4)	2021	202,285	—	—	92,800	295,085
Former Chief Financial Officer	2020	56,477	—	—	—	56,477
Peter Lee (4)	2021	90,000	—	—	—	90,000
Interim Chief Executive Officer	2020	—	—	—	—	-
Joanne Wang	2021	224,000	—	286,926	—	510,926
Chief Operating Officer	2020	197,655	13,735			211,390
Marvin Cheng	2021	240,000	—	—	—	240,000
Vice President – Manufacturing and Secretary	2020	204,000	19,469	—	—	223,469
(1) All Other Compensation consists of a car allowance.
(2) This represents the fair value on the grant date of the option awards and stock awards, respectively, granted to our named executive officers in the applicable year. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of restricted stock unit awards and stock options contained in Note 12 – Stock-Based Compensation to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.
(3) Ms. Guo began her service as our Chief Financial Officer on February 1, 2022. Accordingly, she received no compensation from the company in fiscal 2021 and 2020.
(4) Ms. Sabahat served as our Chief Financial Officer from September 4, 2020 to October 8, 2021. Mr. Lee served as our Interim Chief Financial Officer from October 8, 2021 to February 1, 2022.

Outstanding Equity Awards at Fiscal Year End
The following table sets forth the outstanding equity awards held by our named executive officers as of December 31, 2021.

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Opionts (#) Exercisable	Number of Securities Underlying Unexercised Opionts (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (3)
Alan Yu	—	—	—	—	—	—	—
Jian Guo	—	—	—	—	—	—	—
Joanne Wang	10/8/2021	—	50,000	18.86	10/7/2031	50,000	1,010,500
Marvin Cheng	—	—	—	—	—	—	—
(1) Subject to each named executive officer’s continued employment, each stock option grant was typically scheduled to become vested and exercisable over a three-year period, with one-third of each option grant becoming vested and exercisable on each of the first three anniversaries of the grant date of the option. All unexercised options expire ten years from the date of grant.
(2) Subject to each named executive officer’s continued employment, each restricted stock unit award was typically scheduled to become vested over a three-year period, with the exception of certain accelerated vesting approved by the Company’s board of directors.
(3) The market value of stock awards is computed by multiplying the applicable number of shares of stock that have not yet vested as of December 31, 2021 by $20.21, the closing market price of the Company’s common stock on such date.

Executive Employment Agreements and Other Arrangements

We have entered into employment agreements setting forth the terms and conditions of employment for each of our named executive officers. These agreements provide for at-will employment and generally include the named executive officer’s initial base salary, initial equity award grants (if any) and standard Stock Incentive Plan eligibility. In case of termination for cause or without good reason (as defined in the agreements), the named executive officer shall be entitled to any accrued or unpaid salary, reimbursement of business expenses subject to the Company’s policy and such certain benefits under the Stock Incentive Plan, but shall not be entitled fort severance or termination payments. In addition, each of our named executive officers has executed our standard form of confidential information, invention assignment and arbitration agreement.

Alan Yu Employment Agreement

We have entered into an employment agreement with Mr. Yu, our Chief Executive Officer, whereby Mr. Yu was paid an annual base salary of $250,000 in fiscal 2021.

On March 21, 2022, the Compensation Committee approved an increase in Mr. Yu's base salary to $270,000.

Jian Guo Employment Agreement

We have entered into an employment agreement with Ms. Guo, our Chief Financial Officer, whereby Ms. Guo was paid an annual base salary of $350,000 in fiscal 2022.

Marvin Cheng Employment Agreement

We have entered into an employment agreement with Mr. Cheng, our Vice President —  Manufacturing and Secretary, whereby Mr. Cheng was paid an annual base salary of $240,000 in fiscal 2021.

Joanne Wang Employment Agreement

We have entered into an employment agreement with Ms. Wang, our Chief Operating Officer, whereby Ms. Wang was paid an annual base salary of $224,000 in fiscal 2021.

On March 21, 2022, the Compensation Committee approved an increase in Ms. Wang's base salary to $270,000.
Non-Employee Director Compensation
The following table summarizes the compensation paid to our non-employee directors for the year ended December 31, 2021.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	Total ($)
Paul Y. Chen	7,500	57,384	64,884
Eric Chen	7,500	57,384	64,884
Eve Yen	7,500	57,384	64,884
(1) The amounts reflect the fair value of the grant date of the stock option awards granted to our non-employee directors during 2021, as determined under the principles used to calculate the value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in these columns, please see the discussion of restricted stock unit awards and stock options contained in Note 12 – Stock-Based Compensation to the Company’s Consolidated Financial Statements, included as part of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. In accordance with the SEC rules, shares of our common stock that may be acquired upon exercise or vesting of equity awards within 60 days of the date of the table below are deemed beneficially owned by the holders of such options and are deemed outstanding for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person.
As of April 14, 2022, 19,809,424 shares of common stock were issued and outstanding. The following table sets forth information with respect to the beneficial ownership of our common stock as of April 14, 2022, by (i) each of our directors, director nominees, and executive officers, (ii) all of our directors and executive officers as a group, and (iii) each stockholder known by us to be the beneficial owner of more than 5% of our common stock. To the best of our knowledge, except as otherwise indicated, each of the persons named in the table has sole voting and investment power with respect to the shares of common stock beneficially owned by such person, except to the extent such power may be shared with a spouse. To our knowledge, none of the shares listed below are held under a voting trust or similar agreement, except as noted. To our knowledge, there is no arrangement, including any pledge by any person of our securities or any of our parents, the operation of which may at a subsequent date result in a change in control of our company.

Unless otherwise noted below, the address of each person listed on the table is c/o Karat Packaging, Inc., 6185 Kimball Avenue Chino, California 91708.

Beneficial Owner Executive Officers and Directors		Percentage of
	Common Stock	Common
	Beneficially	Stock Beneficially
	Owned(1)	Owned (%)
Alan Yu	7,362,498	37.2%
Chief Executive Officer and Chairman
Jian Guo	—	*%
Chief Financial Officer
Marvin Cheng	6,793,447	34.3%
Vice President – Manufacturing and Secretary
Joanne Wang	13,257	*%
Chief Operating Officer
Paul Y. Chen	5,000	*%
Director
Eve Yen	5,000	*%
Director
Eric Chen	5,000	*%
Director
All executive officers and directors as a group (7 persons)(2)	14,184,202	71.6%
__________
* Represents beneficial ownership of less than 1%.

(1)    Based on 19,809,424 shares of common stock issued and outstanding as of April 14, 2022.

(2)    As of April 14, 2022, all directors and executive officers as a group have voting power representing approximately 71.6% of our outstanding common stock.

PROPOSAL 2: Auditor Ratification Proposal.
We are asking our stockholders to ratify the Audit Committee’s selection of BDO USA, LLP (“BDO”) as our independent certified public accountants for the year ending December 31, 2022. If the stockholders do not ratify the appointment of BDO, the selection of our independent certified public accountants may be reconsidered by our Audit Committee.
BDO audited the Company’s financial statements as of and for the years ended December 31, 2021 and December 31, 2020. BDO's reports on the Company’s financial statements as of and for the years ended December 31, 2021 and December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles.
Representatives of BDO are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. It is also expected that they will be available to respond to appropriate questions.
Vote Required and Board Recommendation
The vote required for the Auditor Ratification Proposal is a majority of the votes cast at the Annual Meeting. The Board recommends a vote “FOR” the Auditor Ratification Proposal.

Proposal 3: SAY ON PAY PROPOSAL
Background of the Proposal
The Dodd-Frank Act requires all public companies to hold a separate non-binding advisory shareholder vote to approve the compensation of executive officers as described in the executive compensation tables and any related information in each such company's proxy statement (commonly known as a "Say on Pay" proposal). Pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, we are holding a separate non-binding advisory vote on Say on Pay at the Annual Meeting.
Say on Pay Resolution
This Say on Pay proposal is set forth in the following resolution:
RESOLVED, that the stockholders of Karat Packaging Inc. approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Karat Packaging Inc.'s Proxy Statement for the 2022 Annual Meeting of Stockholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables, and any related information found in the proxy statement of Karat Packaging Inc.
Because your vote on this proposal is advisory, it will not be binding on the Board, the Compensation Committee or the Company. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.
Vote Required and Board Recommendation
The vote required for the Say on Pay Proposal is a majority of the stock having voting power present in person or represented by proxy at the Annual Meeting. The Board recommends a vote "FOR" the Say on Pay Proposal.

Proposal 4 — Frequency of Say on Pay Proposal
Background of the Proposal
The Dodd-Frank Act also requires all public companies to hold a separate non-binding advisory shareholder vote with respect to the frequency of the vote on the Say on Pay proposal thereafter. Companies must give stockholders the choice of whether to cast an advisory vote on the Say on Pay proposal every year, every two years, or every three years (commonly known as the “Frequency Vote on Say on Pay”). Shareholders may also abstain from making a choice. After such initial votes are held, the Dodd-Frank Act requires all public companies to submit to their shareholders no less often than every six years thereafter the Frequency Vote on Say on Pay. Pursuant to Section 14A of the Exchange Act, we are holding a separate non-binding advisory vote on the frequency of Say on Pay in future years at the Annual Meeting.
Frequency of Say on Pay
The Board believes that giving our stockholders the right to cast an advisory vote every year on their approval of the compensation arrangements of our named executive officers provides the Board sufficient time to thoughtfully evaluate and respond to stockholder input and effectively implement changes, as needed, to our executive compensation program.
Although the Board recommends that the Say on Pay proposal be voted on every year, our stockholders will be able to specify one of four choices for the frequency of the vote on the Say on Pay proposal as follows: (i) one year, (ii) two years, (iii) three years, or (iv) abstain. This is an advisory vote and will not be binding on the Board or the Company, the Board may determine that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than may be indicated by this advisory vote of our stockholders. Nevertheless, the Compensation Committee will take into account the outcome this advisory vote when considering how frequently to seek an advisory vote on Say on Pay in future years.
Vote Required and Board Recommendation
The option receiving the highest number of votes will be deemed to be the preferred frequency of our stockholders. The Board recommends the selection of “ONE YEAR” as your preference for the frequency with which stockholders are provided an advisory vote on Say on Pay.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for establishing and maintaining adequate internal control over financial reporting for preparing the financial statements and for the report process. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the independent public accounting firm. The Audit Committee hereby reports as follows:
1.      The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2021 with management.
2.      The Audit Committee has discussed with BDO USA, LLP ("BDO") the matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the U.S. Securities and Exchange Commission (the “SEC”).
3.      The Audit Committee has received the written disclosures and the letter from BDO required by applicable requirements of the PCAOB regarding BDO’s communications with the Audit Committee concerning independence and has discussed BDO’s independence with representatives of BDO.
Based on the review and discussion referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2021 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021 filed with the SEC.
The foregoing has been furnished by the Audit Committee:
Paul Y. Chen, Chairman
Eric Chen
Eve Yen

This “Audit Committee Report” is not “Soliciting Material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

AUDITORS FEES AND SERVICES
On April 20, 2022, the Audit Committee of the Board of Company engaged BDO USA, LLP ("BDO"), as the Company's independent registered public accounting firm, effective April 20, 2022.
BDO audited the Company's financial statements as of and for the years ended December 31, 2021 and December 31, 2020. BDO's reports on the Company's financial statements as of and for the years ended December 31, 2021 and December 31, 2020 did not contain any adverse opinion or disclaimer of opinion, nor was either report qualified or modified as to uncertainty, audit scope, or accounting principles.
In connection with BDO's audits of the Company's financial statements as of and for the years ended December 31, 2021 and December 31, 2020, there were (i) no "disagreements" (as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make a reference to the subject matter thereof in connection with its reports on the Company's financial statements for such years and (ii) no "reportable events" (as that term is defined in Item 304(a)(1)(v) of Regulation S-K and the related instructions).
The following table sets forth BDO's fees for the years ended December 31, 2021 and December 31, 2020:

	For the years ended
	December 31,
	2021	2020
Audit Fees	$410,207	$248,100
Audit-Related Fees (1)	$133,194	$183,740
Tax Fees (2)	$-	$19,894
Total	$543,401	$451,734
____________
(1)      Audit-related fees were paid for assurance and related services that are reasonably related to the performance of the audit or review of financial statements and are not reported under the audit fees item above.
(2)      Tax fees included the preparation on our tax returns.

POLICY FOR APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES
The Audit Committee has adopted a policy and related procedures requiring its pre-approval of all audit and non-audit services to be rendered by its independent registered public accounting firm. These policies and procedures are intended to ensure that the provision of such services do not impair the independent registered public accounting firm's independence. These services may include audit services, audit related services, tax services and other services. The policy provides for the annual establishment of fee limits for various types of audit services, audit related services, tax services and other services, within which the services are deemed to be pre-approved by the Audit Committee. The independent registered public accounting firm is required to provide to the Audit Committee back up information with respect to the performance of such services.
All services provided by BDO USA, LLP during the fiscal year ended December 31, 2021 and 2020 were approved by the Audit Committee. The Audit Committee has delegated to its Chair the authority to pre-approve services, up to a specified fee limit, to be rendered by the independent registered public accounting firm and requires that the Chair report to the Audit Committee any pre-approved decisions made by the Chair at the next scheduled meeting of the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The following is a summary of transactions since January 1, 2020 to which we have been a party, in which the amount involved exceeded $120,000 and in which any of our executive officers, directors, promoters or beneficial holders of more than 5% of our capital stock had or will have a direct or indirect material interest, other than compensation arrangements which are described under the section of this prospectus captioned “Executive and Director Compensation.”

Lollicup Franchising

Lollicup Franchising was determined to be a related party by virtue of common ownership from January 1, 2020 to August 31, 2020. The Company acquired all of the membership interest of Lollicup Franchising from the Company’s two primary shareholders for $900,000 in September 2020. Lollicup Franchising is a wholly-owned subsidiary of the Company and is eliminated upon consolidation as of September 2020 (see Note 3). Sales for the period from January 1, 2020 to August 31, 2020 to Lollicup Franchising were not significant. The Company has incurred incentive program expenses of $79,000 for the period from January 1, 2020 to August 31, 2020.

Keary Global

Keary Global owns 250,004 shares of the Company's common stock as of December 31, 2021, which Keary Global acquired upon exercise of two convertible notes during the third quarter of 2018. Keary Global and its affiliate, Keary International, are owned by one of the Company’s stockholders’ family member. In addition to being a stockholder, Keary Global and Keary International are inventory suppliers and purchasing agents for the Company overseas. The Company has entered into ongoing purchase and supply agreements with Keary Global. As of December 31, 2021 and 2020, the Company has accounts payable due to Keary Global and Keary International, of $2,003,000 and $5,038,000, respectively. Purchases for the years ended December 31, 2021 and 2020 from this related party were $37,021,000 and $27,985,000, respectively.

Related-Person Transactions Policy

We have adopted a written policy for the review, approval or ratification of transactions with related persons, which will be conducted by the Nominating and Corporate Governance Committee.
OTHER MATTERS
A copy of our Form 10-K for the year ended December 31, 2021, without exhibits, is being mailed with this proxy statement. Stockholders are referred to the Form 10-K for financial and other information about the Company.
Additional copies of our Form 10-K for the year ended December 31, 2021 may be obtained without charge by writing to Investor Relations, Karat Packaging Inc., 6185 Kimball Avenue Chino, California 91708. Exhibits will be furnished upon request. The SEC maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of such site is https://www.sec.gov

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